As filed with the Securities and Exchange Commission

                              on May 29, 1997               File No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                      Form
                                       S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                             BANKAMERICA CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                               94-1681731
              (State or other jurisdiction         (I.R.S. Employer
              of incorporation or organization)   Identification No.)

                             Bank of America Center
                              555 California Street
                         San Francisco, California 94104
                    (Address of principal executive offices)

                             BankAmerica Corporation
                           Performance Equity Program
                            (Full title of the plan)

                                 Cheryl Sorokin
                             BankAmerica Corporation
                             Bank of America Center
                              555 California Street
                         San Francisco, California 94104
                             Telephone: 415/622-3530
                       (Name, Address and Telephone Number
                              of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                      Proposed
                                     Proposed         maximum
                      Amount to be   maximum          aggregate   Amount of
Title of securities   registered     offering price   offering    registration
to be registered      (1)            per share (2)    price (2)   fee
================================================================================
Common Stock,
$1.5625 par           5,700,000    Varying prices
value (3)             shares       (2)            $1,009,739,025  $305,981.52
================================================================================
(1) Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers an additional indeterminate number of shares which by reason of certain events specified in the program may become subject to the program.

(2) The premium price option exercise price is $144 in respect of 1,461,350 shares; $162 in respect of 1,556,600 shares; and $216 in respect of 2,364,150 shares. Thus, in accordance with Rule 457(h), the maximum aggregate offering price for the aggregate of 5,382,100 shares is $973,260,000. As to the remaining 317,900 shares, the premium price option exercise price is not known. Thus, in accordance with Rule 457(h), the maximum offering price for each of these 317,900 shares was calculated to be $114.75 upon the basis of the average of the high and low prices of the common stock reported on the consolidated reporting system as of May 22, 1997, as reprinted in The Wall Street Journal, Western Edition. Accordingly, the maximum aggregate offering price for these 317,900 shares is $36,479,025.

(3) Each share of common stock registered pursuant to this Registration Statement includes a preferred share purchase right.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

     BankAmerica Corporation ("BAC") incorporates by reference into this Registration Statement the following documents: (i) BAC's annual report on Form 10-K for the year ended December 31, 1996; (ii) BAC's quarterly report on Form 10-Q for the quarter ended March 31, 1997; (iii) BAC's reports on Form 8-K dated January 15, 1997, February 3, 1997, March 3, 1997, March 12, 1997, April 16,
1997, May 5, 1997 and May 22, 1997; and (iv) the description of the common stock and preferred share purchase rights set forth in the Registration Statements on Form 8-A dated May 25, 1976 (as amended by Forms 8 dated June 14, 1976, August 18, 1976 and September 10, 1976) and April 13, 1988 (as amended by Form 8 dated August 20, 1991), respectively.

     All reports and definitive proxy or information statements filed by BAC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement, and prior to the termination of the offering of the securities registered pursuant to this Registration Statement, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed incorporated herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Certificate of Incorporation of BAC provides that a director of BAC shall not be personally liable to BAC or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to BAC or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law or (iv) for any transaction from which the director derives any improper personal benefit. The Certificate of Incorporation further provides that, if the Delaware General Corporation Law is amended to further eliminate or limit the personal liability of directors, then the liability of a director of BAC shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended, without further stockholder action.

     As authorized by Section 145 of the Delaware General Corporation Law, the By-laws of BAC provide for indemnification of directors and officers in certain cases. A director or officer of BAC (i) must be indemnified by BAC for all expenses of litigation or other legal proceedings when he or she is successful on the merits or otherwise in such litigation or proceedings, (ii) must be indemnified by BAC for the expenses, judgments, fines and amounts paid in settlement of litigation or proceedings (other than a derivative action), even if he or she is not successful, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of BAC (and, in the case of criminal proceedings, had no reasonable cause to believe his or her conduct was not lawful) and (iii) must be indemnified by BAC for expenses of a derivative action, even if he or she is not successful, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of BAC, provided that no indemnification may be made in the case of a derivative action if the person is judged liable to BAC, unless a court determines that, despite such adjudication but in view of the circumstances, such person is entitled to indemnification of such expenses.

     The By-laws of BAC further provide that BAC may purchase insurance on behalf of its directors and officers, whether or not it would have the power to indemnify them against such liability.

     There is directors' and officers' liability insurance presently outstanding which insures directors and officers of BAC and certain of its subsidiaries. The policies cover losses for which BAC or any of such subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by BAC or any of such subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters uninsurable under the law. The policies contain certain provisions regarding deductibles.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

Exhibit
Number            Exhibit Description
-------           -------------------

   5              Opinion of Counsel

 23.1             Consent of Independent Auditors, Ernst & Young LLP

 23.2             Consent of Counsel (included in Exhibit 5)

 24               Powers of Attorney

Item 9.  Undertakings.
         ------------

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, and the State of California, on this 28th day of May, 1997.

                                                 BANKAMERICA CORPORATION
                                                       (Registrant)

                                                By:  /s/ JAMES S. WESTFALL
                                                --------------------------------
                                                    James S. Westfall
                                                    Senior Vice President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on this 28th day of May, 1997 by the following persons in the capacities indicated.


Signature                               Title
---------                               -----

Principal Executive Officer:

*David A. Coulter                       Chairman of the Board and Chief
                                               Executive Officer
Principal Financial Officer:

*Michael E. O'Neill                        Vice Chairman and
                                        Chief Financial Officer
Principal Accounting Officer:

*John J. Higgins                        Executive Vice President and
                                          Chief Accounting Officer

DIRECTORS:

(A Majority of the Members of
the Board of Directors:)

      *JOSEPH F. ALIBRANDI                        Director
         *JILL E. BARAD                           Director
        *PETER B. BEDFORD                         Director
       *RICHARD A. CLARKE                         Director
        *DAVID A. COULTER                         Director
         *TIMM F. CRULL                           Director
       *KATHLEEN FELDSTEIN                        Director
        *DONALD E. GUINN                          Director
       *FRANK L. HOPE, JR.                        Director
        *WALTER E. MASSEY                         Director
        *JOHN M. RICHMAN                          Director
      *RICHARD M. ROSENBERG                       Director
       *A. MICHAEL SPENCE                         Director
      *SOLOMON D. TRUJILLO                        Director

*By: /s/ WILLIE C. BOGAN
     ---------------------------------
     Willie C. Bogan, Attorney-in-Fact

Dated:  May 28, 1997

                                INDEX TO EXHIBITS

Exhibit
Number            Exhibit Description
-------           -------------------

   5              Opinion of Counsel

 23.1             Consent of Independent Auditors, Ernst & Young LLP

 23.2             Consent of Counsel (included in Exhibit 5)

 24               Powers of Attorney